Exhibit 99.1

FB Financial Corporation Announces 2016 Fourth Quarter and Year End Earnings Call

NASHVILLE, Tenn.--(BUSINESS WIRE)--January 18, 2017--FB Financial Corporation (“FB Financial” or “the Company”) (NYSE:FBK) announced today that it will release its 2016 fourth quarter and year end results on Thursday, January 26, 2017, after the close of the market. The Company will host a fourth quarter and year end earnings conference call at 8:00 a.m. CST on Friday, January 27, 2017, and the earnings conference call will be broadcast live over the Internet at http://services.choruscall.com/links/fbk170127ihSlw5zS.html. For investors or analysts who want to participate during the call, the listen only dial-in number is (888) 713-3587. For those unable to listen live, a 30-day online replay of the webcast will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at https://www.firstbankonline.com/.

About FB Financial Corporation

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 45 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $3.2 billion in total assets.

CONTACT:
FirstBank
Investor contact:
Lisa Arnold, 615-564-1212
investors@firstbankonline.com
or
Media contact:
Jeanie Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com